Exhibit 99.1

Kymera Therapeutics Announces First Quarter 2024 Financial Results and Provides a Business Update

KT-474/SAR444656 (IRAK4) Phase 2 clinical trials ongoing in HS and AD with data expected in the first half of 2025

KT-621 (STAT6) expected to start Phase 1 in the second half of 2024 and KT-294 (TYK2) expected to start Phase 1 in the first half of 2025, both with Phase 1 data in 2025

KT-253 (MDM2) and KT-333 (STAT3) Phase 1 dose escalation studies ongoing with clinical data updates at ASCO and EHA, respectively

Well-capitalized with $745 million in cash as of March 31, 2024, and runway into the first half of 2027

Company to hold call and webcast today at 8:30 a.m. ET

Watertown, Mass. (May 2, 2024) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing a new class of small molecule medicines using targeted protein degradation (TPD), today reported financial results for the first quarter ended March 31, 2024, and provided business highlights and updates on its pipeline of protein degraders.

“This was an important quarter for Kymera as we are poised to expand our clinical pipeline with an increased focus on immunology. With our STAT6 and TYK2 oral degrader programs, we believe we can significantly impact the way complex immuno-inflammatory diseases are managed with medicines that have the potential to offer biologics-like efficacy with the convenience of oral, daily pills,” said Nello Mainolfi, PhD, Founder, President, and CEO. “Building on our prior scientific achievements in both immunology and oncology, we have established a strong foundation and an industry-leading pipeline positioning Kymera to deliver first-in-class therapies to patients around the world.”

Business Highlights, Recent Developments and Upcoming Milestones

KT-474/SAR444656 IRAK4 Degrader

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Enrollment is ongoing in the two randomized, placebo-controlled Phase 2 trials being conducted by Sanofi, evaluating KT-474 for the treatment of hidradenitis suppurativa (HS) and atopic dermatitis (AD). Topline data is expected to be reported in the first half of 2025.

KT-621 STAT6 Degrader

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Kymera unveiled its first-in-class oral STAT6 degrader, KT-621, at its Immunology R&D Day in January 2024. KT-621 is a once daily, oral STAT6 degrader with the potential to deliver dupilumab-like activity in multiple diseases including atopic dermatitis, asthma, and chronic obstructive pulmonary disorder (COPD), among others. The Company expects to initiate a Phase 1 clinical trial with KT-621 in the second half of 2024 and report the Phase 1 results in the first half of 2025.

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In March 2024, Kymera presented a poster highlighting preclinical data for KT-621 at the American Academy of Dermatology (AAD) Annual Meeting. Preclinical findings showed that KT-621 was exquisitely selective for STAT6 over other STATs and fully blocked IL-4/IL-13 functions in key human TH2 cellular assays with picomolar potency that was superior to dupilumab. At low daily oral doses, KT-621 demonstrated near full in vivo STAT6 degradation in disease-relevant tissues that was well-tolerated. In an MC903-induced atopic dermatitis mouse model, KT-621 demonstrated robust degradation of STAT6 in spleen and marked reduction of total serum IgE comparable to the activity of dupilumab. These data demonstrate the potential of KT-621 for the treatment of atopic dermatitis and other allergic diseases.
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The Company plans to share new additional KT-621 preclinical data at upcoming medical meetings, including the American Thoracic Society International Conference, being held May 17-22, 2024, in San Diego, CA, and Digestive Disease Week, being held May 18-21, 2024, in Washington, DC.

KT-294 TYK2 Degrader

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Kymera unveiled its first-in-class oral TYK2 degrader, KT-294, at its Immunology R&D Day in January 2024. KT-294 is a once daily, oral TYK2 degrader with the potential to deliver biologics-like activity in conditions such as inflammatory bowel disease, psoriasis, psoriatic arthritis, and lupus, among others. The Company expects to initiate a Phase 1 clinical trial with KT-294 in the first half of 2025 and report the Phase 1 results in the second half of 2025.
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In March 2024, Kymera presented a poster highlighting preclinical data for KT-294 at the AAD Annual Meeting. In preclinical testing, KT-294 demonstrated picomolar degradation potency and potent inhibition of the IL-23, IL-12 and Type I IFN pathways, showing its potential to recapitulate the biology of human TYK2 loss-of-function mutations. KT-294 did not impact any of the other Janus kinase (JAK) proteins and therefore, unlike the TYK2 small molecule inhibitor deucravacitinib, spared IL-10 signaling, a feature important in the treatment of inflammatory bowel disease. In addition, in preclinical studies, TYK2 degradation led to superior inhibition of the Type I IFN pathway compared to TAK-279, which is relevant to the treatment of interferonopathies like lupus. This biological differentiation of KT-294 compared to TYK2 small molecule inhibitors, combined with its ability to provide deep and sustained TYK2 knockdown in vivo with low daily oral doses, has the potential to deliver a best-in-class TYK2 profile.
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The Company plans to share additional preclinical data at upcoming medical meetings.

KT-253 MDM2 Degrader

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The dose escalation portion of the Phase 1a clinical trial in liquid and solid tumors is ongoing. Kymera will present KT-253 clinical data updates in a poster at the upcoming American Society of Clinical Oncology (ASCO) meeting being held May 31 – June 4, 2024, in Chicago, Illinois. The Company expects to complete the MDM2 Phase 1a study and share the full data set later in 2024 at a medical meeting.

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Kymera is also developing a biomarker-based patient selection strategy for subsequent development beyond Phase 1a and will present data at a medical meeting this year.

KT-333 STAT3 Degrader

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In April 2024 at the American Association for Cancer Research (AACR) Annual Meeting, Kymera presented new preclinical data in a late-breaking research session showing the structural and molecular mechanisms underlying the anti-tumor activity of its novel STAT3 degrader, KT-333, and for the first time, disclosed VHL as the ideal E3 ligase for potent, selective, rapid, and consistent STAT3 degradation in cancer models.

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The dose escalation portion of the Phase 1a clinical trial in liquid and solid tumors is ongoing. Kymera will present KT-333 clinical data updates in a poster at the upcoming European Hematology Association (EHA) meeting being held June 13-16, 2024, in Madrid, Spain. The Company expects to complete the Phase 1a study and share the full data set later in 2024 at a medical meeting.

Corporate Updates

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In January 2024, the Company announced the closing of its upsized underwritten equity offering, resulting in net proceeds of approximately $301 million. With these proceeds, the Company extended its cash runway into the first half of 2027.
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In February 2024, Kymera relocated to its new corporate headquarters in Watertown, MA, to support the growing organization and scale critical research and development capabilities to enable the expansion and progress of the Company’s innovative pipeline.
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Juliet Williams, PhD, Head of Research, presented the opening keynote at the Society of Laboratory Automation and Screening (SLAS) Annual Meeting in February 2024, discussing Kymera’s industry-leading research and portfolio of degraders.
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Nello Mainolfi, PhD, Founder, President and CEO, presented in a Major Symposium at the AACR Annual Meeting in April 2024 highlighting the Company’s unique target selection strategy and strong preclinical to clinical translation observed with its first-in-class oncology programs.

Program Background Information

For more information on Kymera’s pipeline visit our website.

Financial Results

Collaboration Revenues: Collaboration revenues were $10.3 million for the first quarter of 2024, compared to $9.5 million for the same period of 2023. Collaboration revenues in the first quarter of 2024 were all attributable to the Company’s Sanofi collaboration.

Research and Development Expenses: Research and development expenses were $48.8 million for the first quarter of 2024, compared to $42.2 million for the same period of 2023. This increase was primarily due to increased expenses related to the investment in the Company’s platform and discovery programs, as well as an increase in occupancy and related costs due to continued growth in the research and development organization. Stock based compensation expenses included in R&D were $6.1 million for the first quarter of 2024, compared to $4.7 million for the same period in 2023.

General and Administrative Expenses: General and administrative expenses were $14.4 million for the first quarter of 2024, compared to $12.6 million for the same period of 2023. The increase in annual expense was primarily due to increase in legal and professional service fees in support of the Company’s growth and an increase in personnel, facility, occupancy, and other expenses from an increase in headcount to support growth as a public company. Stock based compensation expenses included in G&A were $5.9 million for the first quarter of 2024 compared to $4.7 million for the same period in 2023.

Net Loss: Net loss was $48.6 million for the first quarter of 2024 compared to a net loss of $40.9 million for the same period of 2023.

Cash and Cash Equivalents: As of March 31, 2024, Kymera had approximately $745 million in cash, cash equivalents, and investments. Kymera expects that its cash and cash equivalents will provide the Company with an anticipated cash runway into the first half of 2027. Its existing cash is expected to take the Company beyond the Phase 2 data for KT-474, as well as additional proof-of-concept data for KT-253 and KT-333, and several clinical inflection points for its STAT6 and TYK2 programs while Kymera continues to identify opportunities to accelerate growth and expand its pipeline, technologies and clinical indications.

Conference Call

Kymera will host a conference call and webcast today, May 2, 2024, at 8:30 a.m. ET. To access the conference call via phone, please dial +1 (833) 630-2127 or +1 (412) 317-1846 (International) and ask to join the Kymera Therapeutics call. A live webcast of the event will be available under News and Events in the Investors section of the Company’s website at www.kymeratx.com. A replay of the webcast will be archived and available following the event for three months.

About Kymera Therapeutics

Kymera is a clinical-stage biotechnology company pioneering the field of targeted protein degradation (TPD) to develop medicines that address critical health problems and have the potential to dramatically improve patients’ lives. Kymera is deploying TPD to address disease targets and pathways inaccessible with conventional therapeutics. Having advanced the first degrader into the clinic for immunological diseases, Kymera is focused on delivering oral small molecule degraders to provide a new generation of convenient, highly effective therapies for patients with these conditions. Kymera is also progressing degrader oncology programs that target undrugged or poorly drugged proteins to create new ways to fight cancer. Founded in 2016, Kymera has been recognized as one of Boston’s top workplaces for the past several years. For more information about our science, pipeline and people, please visit www.kymeratx.com or follow us on X (previously Twitter) or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements by Kymera Therapeutics regarding its: strategy, business plans and objectives for its clinical programs; plans and timelines for the preclinical and clinical development of its product candidates, including the therapeutic potential, clinical benefits and safety thereof; expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials; the ability to initiate new clinical programs; and Kymera's financial condition and expected cash runway into the first half of 2027. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the timing and anticipated results of our current and future preclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future preclinical studies or clinical trials or the development of Kymera Therapeutics' drug candidates; the risk that the results of current preclinical studies and clinical trials may not be predictive of future results in connection with current or future preclinical and clinical trials, including those for KT- 474/SAR444656, KT-621, KT-294, KT-333 and KT-253; Kymera Therapeutics' ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Kymera Therapeutics' planned interactions with regulatory authorities; obtaining, maintaining and protecting its intellectual property; the risks associated with pandemics or epidemics; and Kymera Therapeutics' relationships with its existing and future collaboration partners. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in the Annual Report on Form 10-K for the period ended December 31, 2023, and most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics' subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

KYMERA THERAPEUTICS, INC. Consolidated Balance Sheets (In thousands, except share and per share amounts) (Unaudited)
	March 31, 2024	December 31, 2023
Assets
Cash, cash equivalents and marketable securities	$ 744,934	$ 436,315
Property and equipment, net	49,336	48,134
Right-of-use assets, operating lease	49,329	52,945
Other assets	24,652	38,365
Total assets	$ 868,251	$ 575,759
Liabilities and Stockholders’ Equity
Deferred revenue	$ 46,394	$ 54,651
Operating lease liabilities	84,732	82,096
Other liabilities	25,922	44,041
Total liabilities	157,048	180,788
Total stockholders’ equity	711,203	394,971
Total liabilities and stockholders’ equity	$ 868,251	$ 575,759

KYMERA THERAPEUTICS, INC.
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2024	2023
Collaboration Revenue	$ 10,287	$ 9,466

Operating expenses:
Research and development	$ 48,819	$ 42,227
General and administrative	14,374	12,565
Impairment of long-lived assets	4,925	—
Total operating expenses	68,118	54,792
Loss from operations	(57,831)	(45,326)
Other income (expense):
Interest and other income	9,343	4,453
Interest and other expense	(69)	(55)
Total other income	9,274	4,398
Net loss attributable to common stockholders	$ (48,557)	$ (40,928)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.69)	$ (0.70)
Weighted average common stocks outstanding, basic and diluted	70,770,320	58,187,038

Investor & Media Contact: Justine Koenigsberg Vice President, Investor Relations investors@kymeratx.com media@kymeratx.com 857-285-5300